Exhibit 21.1
Listing of subsidiaries of Mid-America Apartment Communities, Inc.

America First Austin Reit, Inc
America First Florida Reit Inc
America First Sourth Carolina Reit inc
America First Tennessee Reit Inc
America First Texas Reit Inc
Fairways-Columbia LP
Fountain Lakes Apartments Ltd.
Hidden Lake Ltd.
Jackson LP
MAAC of Duval, LP
MAAC,Tanglewood LP
MAACOD, Inc.
MAACP, Inc.
MAC II of Delaware, Inc
MAC of Austin Inc
MAC of Delaware, Inc
MAC of Huntington Chase LLC
Madison LP
Mid-America Apartments of Austin LP
Mid-America Apartments of Birmingham, LP
Mid-America Apartments of Duval LP
Mid-America Apartments of Little Rock, LP
Mid-America Apartments of Savannah, LP
Mid-America Apartments of St. Simons, LP
Mid-America Apartments of Texas LP
Mid-America Apartments Runaway Bay LP
Mid-America Apartments Stassney Woods LP
Mid-America Apartments Travis Station LP
Mid-America Apartments, LP
Mid-America Capital Partners, L.P.
Mid-America Finance, Inc.
Mid-America Holdings LLC
Mid-America Mortgage Trust 1998-1
Paddock Club Florence, A Limited Partnership
Paddock Club Greenville, A Limited Partnership
Paddock Club Huntsville, A Limited Partnership
Paddock Club Jacksonville, A Limited Partnership
Paddock Club Jacksonville, Phase II, A Limited Partnership
Paddock Club Lakeland, A Limited Partnership
Paddock Club Tallahassee, A Limited Partnership
Paddock Park Apartments Ltd.
Park Walk Apartments Ltd.
River Hills Partnership
River Trace Apartments Ltd.
River Trace Apartments Phase II Ltd.
The Vistas Ltd.
The Woods Post House LP
Three Oaks Apartments Phase II Ltd.
Three Oaks Ltd.
Towne Lake Hills Apartments, A Limited Partnership
Westbury Creek Ltd.
Westbury Springs Ltd.
Whispering Pines Ltd.
Whispering Pines Phase II, Ltd.

Listing of subsidiaries of Mid-America Apartment Communities, Inc.

Wildwood Apartments Ltd
Wildwood Apartments Phase II Ltd.
Windridge Apartments Ltd.
Woodridge Joint Venture LP